UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 27, 2012

LIBERTY INTERACTIVE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.
Englewood, Colorado 80112
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On June 27, 2012 QVC, Inc., a wholly-owned subsidiary of Liberty Interactive Corporation, announced the proposed offering and the pricing of $500 million principal amount of new 5.125% Senior Secured Notes due 2022 at par pursuant to an exemption under the Securities Act of 1933, as amended. The offering is expected to close on or about July 2, 2012, subject to customary closing conditions. The net proceeds from the offering will be used for general corporate purposes, which may include the refinancing of indebtedness under QVC's existing senior secured credit facility.
The Current Report on Form 8-K and the press releases regarding the QVC debt offering and pricing attached hereto as Exhibits 99.1 and 99.2, respectively, are being furnished to the Securities and Exchange Commission under Item 7.01 of Form 8-K in satisfaction of Regulation FD and shall not be deemed "filed" for any purpose.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Name

99.1	Press Release dated June 27, 2012 - Offer
99.2	Press Release dated June 27, 2012 - Pricing

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2012

LIBERTY INTERACTIVE CORPORATION

By:     /s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Name

99.1	Press Release dated June 27, 2012 - Offer
99.2	Press Release dated June 27, 2012 - Pricing

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